UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

001-33279	NTR ACQUISITION CO. (Incorporated in Delaware) 100 Mill Plain Road, Suite 320 Danbury, CT 06811 Phone: (203) 546-3437	13-4335685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 1.02       Termination of a Material Definitive Agreement

On April 3, 2008, NTR Acquisition Co. (the “Company”) and Casey Co., the sole shareholder of Kern Oil & Refining Co. (“Kern”), entered into a Termination Agreement and Mutual Release (the “Termination and Release Agreement”) to terminate the Stock Purchase Agreement dated as of November 2, 2007 (the “Stock Purchase Agreement”) between the same parties, pursuant to which the Company would have acquired for a base purchase price of $286.5 million all of the outstanding shares of Kern. In connection with this termination, the Company and Casey Co. have agreed to release for payment to Casey Co. the $1.5 million purchase price deposit the Company had paid into escrow at signing of the Stock Purchase Agreement. Under the terms of the Termination and Release Agreement, each party agreed to a release of claims against the other, as more fully set forth in the agreement.

The Company remains committed to executing its business plan and will continue to pursue suitable acquisition opportunities.

The foregoing description of the Termination and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination and Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Termination and Release Agreement has been included to provide investors and shareholders with information regarding its terms. The Termination and Release Agreement is a contractual document establishing and governing the legal relations between the parties regarding the termination of the Stock Purchase Agreement, and is not intended to be a source of factual, business or operational information about the parties or Kern.

Item 7.01      Regulation FD Disclosure.

The Company issued a press release on April 4, 2008, announcing that the Company will hold a conference call for investors on Friday, April 4, 2008 at 10:00 a.m. Eastern time concerning the Termination and Release Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Certain Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Although NTR believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. Among the many factors that could cause actual results to differ from forward-looking statements contained herein and in the exhibits hereto include: economic, business and political conditions in the United States and abroad; fluctuations in oil and gas prices; changes in applicable laws and regulations; the ability to identify suitable targets for NTR’s initial business combination; risks that no definitive agreement can be reached in connection with an initial business combination or that an initial business combination may not be consummated at all; and other risk factors set forth from time to time in NTR’s filings with the SEC. The inclusion of any forward-looking statement herein should not be regarded as a representation by NTR that NTR’s objectives will be achieved. NTR undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Agreement and Mutual Release, dated April 3, 2008
99.1	Press Release of NTR Acquisition Co., dated April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTR ACQUISITION CO.

Dated: April 4, 2008	By:	/s/ Mario E. Rodriguez
Mario E. Rodriguez
Chief Executive Officer